Ex. 99.906Cert.

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

David K. Downes, President/Principal Executive Officer and Joseph H. Hastings, Treasurer/Principal Financial Officer of The Community Reinvestment Act Qualified Investment Fund (the “Registrant”), each certifies to the best of his knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2006 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David K. Downes
David K. Downes
President/Principal Executive Officer
February 7, 2007

/s/ Joseph H. Hastings
Joseph H. Hastings
Treasurer/Principal Financial Officer
February 7, 2007

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. §1350 and is not being filed as part of the Report with the Securities and Exchange Commission.